Exhibit 5.1

OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

June 25, 2010

SL Green Realty Corp.

SL Green Operating Partnership, L.P.

Reckson Operating Partnership, L.P.

420 Lexington Avenue

New York, New York 10170

Re:	SL Green Realty Corp., SL Green Operating Partnership, L.P. and Reckson
Operating Partnership, L.P. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to SL Green Realty Corp., a Maryland corporation (“SL Green”), SL Green Operating Partnership, L.P., a Delaware limited partnership (“SL Green OP”), and Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson”), in connection with the public offering of $250,000,000 aggregate principal amount of the 7.75% Senior Notes due 2020 issued by SL Green, SL Green OP and Reckson (the “Exchange Notes”).  The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 7.75% Senior Notes due 2020 (the “Original Notes”) under the Indenture, dated as of March 16, 2010 (the “Indenture”), by and among SL Green, SL Green OP, Reckson and The Bank of New York Mellon, as Trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of March 16, 2010 (the “Registration Rights Agreement”), by and among SL Green, SL Green OP, Reckson and Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as the initial purchasers of the Original Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                   the Registration Statement on Form S-4 relating to the Exchange Notes filed by SL Green, SL Green OP and Reckson with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)                                an executed copy of the Registration Rights Agreement;

(iii)                             an executed copy of the Indenture;

(iv)                            the Certificate of Limited Partnership of SL Green OP, as certified by the Secretary of State of the State of Delaware;

(v)                               the First Amended and Restated Agreement of Limited Partnership, as amended, of SL Green OP, as certified by Andrew S. Levine, Secretary of SL Green, as the general partner of SL Green OP;

(vi)                            the Certificate of Limited Partnership of Reckson, as certified by the Secretary of State of the State of Delaware;

(vii)                         the Amended and Restated Agreement of Limited Partnership, as amended, of Reckson, as certified by Andrew S. Levine, Director of Wyoming Acquisition GP LLC (“Wyoming GP”), as the general partner of Reckson;

(viii)                        a certificate, dated June 25, 2010, from the State of Delaware as to SL Green OP’s existence and good standing in such jurisdiction;

(ix)                                a certificate, dated June 25, 2010, from the State of Delaware as to Reckson’s existence and good standing in such jurisdiction;

(x)                                 the action by written consent of the general partner of SL Green OP, adopted March 8, 2010, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, as certified by Andrew S. Levine, Executive Vice President, Chief Legal Officer, General Counsel and Secretary of SL Green, as general partner of SL Green OP;

(xi)                              the action by written consent of the general partner of Reckson, adopted March 8, 2010, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, as certified by Andrew S. Levine, Director of Wyoming GP, as general partner of Reckson;

(xii)                           the Form T-1 of the Trustee to be filed as an exhibit to the Registration Statement; and

(xiii)                        the form of the Exchange Notes, included as an exhibit to the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of SL Green, SL Green OP and Reckson and such agreements, certificates of public officials, certificates of officers or other representatives of SL Green, SL Green OP and Reckson and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than SL Green OP and Reckson, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to SL Green, the validity and binding effect on such parties.  We have also assumed that SL Green has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and that SL Green has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the State of Delaware and the State of New York in connection with the transactions contemplated by the Indenture, the Registration Rights Agreement and the Exchange Notes to the extent a party thereto.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of SL Green, SL Green OP, Reckson and others.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type governed or contemplated by the Exchange Offer, the Indenture, the Registration Rights Agreement and the Exchange Notes (including applicable provisions of the New York constitution and reported judicial interpretations interpreting such laws) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

In rendering the opinion set forth below, we have assumed that the execution and delivery by SL Green, SL Geen OP and Reckson of the Indenture and the Exchange Notes and the performance by SL Green, SL Geen OP and Reckson of thier respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which SL Green, SL Geen OP and Reckson or any of their respective properties are subject, except for those agreements and instruments that have been identified to us by SL Green, SL Geen OP and Reckson as being material and that are filed as exhibits to the Registration Statement.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the Trust Indenture Act and the Exchange Notes (in the form filed with Exhibit 4.4 to the Registration Statement) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of each of SL Green, SL Green OP and Reckson, enforceable against each of SL Green, SL Green OP and Reckson in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP